SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

January 22, 2003
Date of Report (date of earliest event reported)

Deltic Timber Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

210 East Elm Street, El Dorado, Arkansas		71730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)
(Former name or former address, if changed since last report)

Item 1.    Not Applicable

Item 2.    Not Applicable

Item 3.    Not Applicable

Item 4.    Not Applicable

Item. 5.   On January 22, 2003, Deltic Timber Corporation issued a press release announcing its financial results for the Fourth Quarter and Year of 2002. Included in the press release was a statement that following a review of strategic alternatives for its investment in Del-Tin Fiber, the Company has now determined that the medium density fiberboard business does not represent a growth area, and that the Company intends to exit this business upon the earliest, reasonable opportunity provided by the market. As a result, the Company recorded a write-off in the fourth quarter of 2002 of its investment in Del-Tin Fiber in the amount of $11.4 million, net of taxes.

See the attached press release dated January 22, 2003 included as a part of this report as Exhibit No. 1.

Item 6.    Not Applicable

Item 7.    See attached press release dated January 22, 2003 included as Exhibit 1.

Item 8.    Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date: January 23, 2003